Contact	Robert Grover	FOR IMMEDIATE RELEASE June 1, 2015
Telephone	800-429-3110 ext. 101
Email	Robert@Edventures.com
Website	www.Edventures.com

PCS Edventures Announces Strengthened Audit Committee

PCSV discusses new Board appointment.

Boise, Idaho, June 1, 2015 -- PCS Edventures!.com, Inc. (PCSV), a leading provider of K-12 Science, Technology, Engineering and Mathematics (STEM) programs, today announced the addition of a new outside Director to its Board.

Murali Ranganathan, Director and Audit Committee Chair stated, “We welcome the addition of K. Sue Redman to our Board and Audit Committee. Her CPA and ‘Financial Expert’ status as well as her experience as Audit Chair of a NASDAQ Education company will be valued assets for PCS Edventures.”

Ms. Redman is an Executive Professor in the Accounting Department of Mays Business School at Texas A&M University. Ms. Redman is also the President of Redman Advisors LLC, a private consulting firm specializing in the areas of enterprise risk management, corporate finance, accounting and strategy.

Ms. Redman was a Director from 2006 to 2013 of Apollo Group, Inc., a publicly held education provider with annual revenues of $4 billion and which traded on NASDAQ. She was the chair of the Audit Committee and member of the Finance, Special Litigations, and Compensation Committees of the Board. She is the author of several audit committee and governance articles, including “What Qualities Make a Sound Financial Expert” (published in Compliance Week) and “A First Step in Audit Committee Effectiveness” (published in Directors and Boards).

From 2004 to 2008, Ms. Redman was the Senior Vice President and Chief Financial Officer/Chief Operating Officer of Texas A&M University, the nation’s seventh largest university with an operating budget of $1.2 billion. Previously, from 1999 to 2004, Ms. Redman was the Vice President and Corporate Controller of AdvancePCS, a leading provider of health improvement services, including pharmacy benefit management services with annual revenues of $14 billion and which also traded on NASDAQ.

Ms. Redman served as Lead Engagement Partner from 1980 to 1999, at PricewaterhouseCoopers for multinational and national clients, including retail, energy, engineering and construction and private equity.

Ms. Redman earned a Bachelor of Business Administration in accounting from Texas A&M University and is a Certified Public Accountant in Texas, Arizona and California. Ms. Redman is a member of the AICPA, National Association of Corporate Directors, Women Corporate Directors and the Southwest Audit Committee Network.

Britt Ide, PCSV Board Chair, said, “We are delighted to have Sue join our Board and our Audit Committee. We value her audit, compliance, finance, education, and operational experience AND her passion for STEM education. Our expanded Board is well-positioned to support the growth strategy of PCS Edventures.”

About PCS Edventures!

PCS Edventures!.com, Inc. (PCS) designs and delivers educational products and services to the K-12 market that develop 21st century skills. PCS programs emphasize hands-on experiences in Science, Technology, Engineering, Arts, and Math (STEAM) and have been deployed at over 7,000 sites in all 50 United States and 17 foreign countries. Additional information on our STEAM products is available at http://www.edventures.com.

PCS Edventures is headquartered in Boise, Idaho, and its common stock is listed on the OTC Pink platform under the symbol "PCSV."

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Contact Information:

Investor Contact: Robert Grover (800) 429-3110, robert@edventures.com

Investor Relations Web Site: www.edventures.com/investorshttp://www.edventures.com/investors

http://www.edventures.com/investors

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